UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————
FORM 8-K/A
—————————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2017
—————————

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
———————

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[]
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

[]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A amends the report on Form 8-K filed on September 28, 2017 by the Federal Home Loan Bank of Atlanta (the “Bank”) to announce that, on September 24, 2017, the Governance and Compensation Committee of the Board of Directors (the “Board”) of the Bank declared elected Robert L. Strickland, Jr. to serve on the Board as a public interest independent director. As previously reported by the Bank in its report on Form 8-K filed on August 21, 2017, member directors Brian E. Argrett and Travis “Tra” Cosby, III were deemed elected to the Board on August 21, 2017 without further action pursuant to applicable Federal Housing Finance Agency regulations. On December 9, 2017, the Bank made 2018 Board committee assignments for these directors as follows:

Director            Committee Assignments
Brian E. Argrett        Enterprise Risk and Operations (Vice Chair)
Audit
Executive
Finance

Travis "Tra" Cosby, III    Audit (Chair)
Enterprise Risk and Operations
Executive
Finance

Robert L. Strickland, Jr.    Housing and Community Investment (Chair)
Governance and Compensation (Vice Chair)
Credit and Member Services
Executive

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 14, 2017	By:/s/Reginald T. O'Shields
By: Reginald T. O'Shields Senior Vice President and General Counsel